EXHIBIT 99.8(a)

Fund Participation Agreement

                                                                         "DRAFT"

                         FUND PARTICIPATION AGREEMENT

This AGREEMENT is made this _____ day of _______, 199__, by and between PM Group Life Insurance Company [Pacific Life & Annuity Company](the "Company"), a life insurance company domiciled in Arizona, on its behalf and on behalf of the segregated asset accounts of the Company listed on Exhibit A to this Agreement (the "Separate Accounts"); Pacific Select Fund (the "Fund"), a Massachusetts business trust; and Pacific Mutual Distributors, Inc. ("Distributor"), a California corporation.

WITNESSETH:

WHEREAS, the Fund is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act") and the Fund is authorized to issue separate classes of shares of beneficial interests ("shares"), each representing an interest in a separate portfolio of assets known as a "portfolio" and each portfolio has its own investment objective, policies, and limitations; and

WHEREAS, the Fund is available to offer shares of one or more of its portfolios to separate accounts of insurance companies that fund variable life insurance policies and variable annuity contracts ("Variable Contracts") and to serve as an investment medium for Variable Contracts offered by insurance companies that have entered into participation agreements substantially similar to this agreement ("Participating Insurance Companies"), and the Fund is currently comprised of fourteen separate portfolios and other portfolios may be established in the future; and

WHEREAS, the Fund has obtained an order from the SEC granting Participating Insurance Companies, separate accounts funding Variable Contracts of Participating Insurance Companies, and the Fund exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and paragraph (b)(15) of Rule 6e-3(T) under the 1940 Act, to the extent necessary to permit such persons to rely on the exemptive relief provided under paragraph (b)(15) of Rule 6e-3(t), even though shares of the Fund may be offered to and held by separate accounts funding variable annuity contracts or scheduled or flexible premium variable life insurance contracts of both affiliated and unaffiliated life insurance companies (the "Shared Funding Exemptive Order"); and

WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended ("1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the company wishes to purchase shares of one or more of the Fund's portfolios on behalf of its Separate Accounts to serve as an investment medium for Variable Contracts funded by the Separate Accounts, and the Distributor is authorized to sell shares of the Fund's portfolios;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, the parties hereby agree as follows:

ARTICLE I.          Sale of Fund Shares

1.1 The Distributor agrees to sell to the Company those shares of the portfolios offered and made available by the Fund and identified on Exhibit B ("Portfolios") that the Company orders on behalf of its Separate Accounts, and agrees to execute such orders on each day on which the Fund calculates its net asset value pursuant to rules of the SEC ("business day") at the net asset value next computed after receipt and acceptance by the Fund or its agent of the order for the shares of the Fund.

1.2. The Fund agrees to make available on each business day shares of the Portfolios for purchase at the applicable net asset value per share by the Company on behalf of its Separate Accounts provided, however, that the Board of Trustees of the Fund may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of the Trustees' fiduciary duties under applicable law, necessary in the best interests of the shareholders of any Portfolio.

1.3. The Fund and the Distributor agree that shares of the Portfolios of the Fund will be sold only to Participating Insurance Companies, their separate accounts, and other persons consistent with each Portfolio being adequately diversified pursuant to Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code") and the regulations thereunder. No shares of any Portfolio will be sold directly to the general public.

1.4. The Fund and the Distributor will not sell shares of the Portfolios to any insurance company or separate account unless an agreement containing provisions substantially the same as this Agreement is in effect to govern such sales.

1.5. Upon receipt of a request for redemption in proper form from the Company, the Fund agrees to redeem any full or fractional shares of the Portfolios held by the Company, ordinarily executing such requests on each business day at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption, except that the Fund reserves the right to suspend the right of redemption, consistent with
      Section 22(e) of the 1940 Act and any rules thereunder. Such redemption shall be paid consistent with applicable rules of the SEC and procedures and policies of the Fund as described in the current prospectus.

1.6. The Company agrees to purchase and redeem the shares of each Portfolio in accordance with the provisions of the current prospectus for the Fund.

1.7. The Company shall pay for shares of the Portfolios on the same day that it places an order to purchase shares of the Portfolios. Payment shall be in federal funds transmitted by wire.

1.8. Issuance and transfer of shares of the Portfolios will be by book entry only unless otherwise agreed by the Fund. Stock certificates will not be issued to the Company or the Separate

      Accounts unless otherwise agreed by the Fund. Shares ordered from the Fund will be recorded in an appropriate title for the Separate Accounts or the appropriate subaccounts of the Separate Accounts.

1.9. The Fund shall promptly furnish notice (by wire or telephone, followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on the shares of the Portfolios. The Company hereby elects to reinvest in the Portfolios all such dividends and distributions as are payable on a Portfolio's shares and to receive such dividends and distributions in additional shares of the Portfolio. The Company reserves the right to revoke this election in writing and to receive all such dividends and distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.10. The Fund shall instruct its recordkeeping agent to advise the Company on each business day of the net asset value per share for each Portfolio as soon as reasonably practical after the net asset value per share is calculated.

ARTICLE II.         Representations and Warranties

2.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it is taxed as an insurance company under Subchapter L of the Code.

2.2. The Company represents and warrants that it has legally and validly established each of the Separate Accounts as a segregated asset account under the Arizona Insurance Code, and that each of the Separate Accounts is a validly existing segregated asset account under applicable federal and state law.

2.3. The Company represents and warrants that the Variable Contracts issued by the Company or interests in the Separate Accounts under such Variable Contracts (1) are or, prior to issuance, will be registered as securities under the Securities Act of 1933 ("1933 Act") or, alternatively (2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act.

2.4. The Company represents and warrants that each of the Separate Accounts (1) has been registered as a unit investment trust in accordance with the provisions of the 1940 Act or, alternatively (2) has not been registered in proper reliance upon an exclusion from registration under the 1940 Act.

2.5. The Company represents that it believes, in good faith, that the Variable Contracts issued by the Company are currently treated as annuity contracts or life insurance policies (which may include modified endowment contracts), whichever is appropriate, under applicable provisions of the Code.

2.6. The Company represents and warrants that any of its Separate Accounts that fund variable life insurance contracts and that are registered with the SEC as investment companies rely on the exemptions provided by Rule 6e-3(T), or any successor thereto, and not on Rule 6e-2 under the 1940 Act.

2.7. The Fund represents and warrants that it is duly organized as a business trust under the laws of the Commonwealth of Massachusetts, and is in good standing under applicable law.

2.8. The Fund represents and warrants that the shares of the Portfolios are duly authorized for issuance in accordance with applicable law and that the Fund is registered as an open-end management investment company under the 1940 Act.

2.9. The Fund represents that it believes, in good faith, that the Portfolios currently comply with the diversification provisions of Section 817(h) of the Code and the regulations issued thereunder relating to the diversification requirements for variable life insurance policies and variable annuity contracts.

2.10. The Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC.

ARTICLE III.        General Duties

3.1. The Fund shall take all such actions as are necessary to permit the sale of the shares of each Portfolio to the Separate Accounts, including maintaining its registration as an investment company under the 1940 Act, and registering the shares of the Portfolios sold to the Separate Accounts under the 1933 Act for so long as required by applicable law. The Fund shall amend its Registration Statement filed with the SEC under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the shares of the Portfolios. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states to the extent deemed necessary by the Fund or the Distributor.

3.2. The Fund shall make every effort to maintain qualification of each Portfolio as a Regulated Investment Company under Subchapter M of the Code (or any successor or similar provision) and shall notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

3.3. The Fund shall make every effort to enable each Portfolio to comply with the diversification provisions of Section 817(h) of the Code and the regulations issued thereunder relating to the diversification requirements for variable life insurance policies and variable annuity contracts and any prospective amendments or other modifications to Section 817 or regulations thereunder, and shall notify the Company immediately upon having a reasonable basis for believing that any Portfolio has ceased to comply.

3.4. The Fund shall be entitled to receive and act upon advice of its General Counsel or its outside counsel in meeting the requirements specified in Sections 3.2 and 3.3 hereof.

3.5. The Company shall take all such actions as are necessary under applicable federal and state law to permit the sale of the Variable Contracts issued by the Company, including registering each Separate Account as an investment company to the extent required under the 1940 Act, and registering the Variable Contracts or interests in the Separate Accounts under the Variable Contracts to the extent required under the 1933 Act, and obtaining all necessary approvals to offer the Variable Contracts from state insurance commissioners.

3.6. The Company shall make every effort to maintain the treatment of the Variable Contracts issued by the Company as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code, and shall notify the Fund and the Distributor immediately upon having a reasonable basis for believing that such Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

3.7. The Company shall offer and sell the Variable Contracts issued by the Company in accordance with applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Rules of Fair Practice, and state law respecting the offering of variable life insurance policies and variable annuity contracts.

3.8. The Distributor shall sell and distribute the shares of the Portfolios of the Fund in accordance with the applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Rules of Fair Practice, and state law.

3.9. A majority of the Board of Trustees of the Fund shall consist of persons who are not "interested persons" of the Fund ("disinterested Trustees"), as defined by Section 2(a)(19) of the 1940 Act, except that if this provision of this Section 3.9 is not met by reason of the death, disqualification, or bona fide resignation of any Trustee or Trustees, then the operation of this provision shall be suspended (a) for a period of 45 days if the vacancy or vacancies may be filled by the Fund's Board;
      (b) for a period of 60 days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by order upon application.

3.10. The Company agrees to provide, as promptly as possible, notice to the Fund and to the Distributor if the Company has reason to know about a meeting of some or all of the owners of the Variable Contracts or shareholders of the Fund, where the agenda or purpose of the meeting relates, in whole or in part, to the Fund and that has not been called by the Fund's Board of Trustees (and which shall not include a vote of Variable Contract Owners having an interest in a Separate Account to substitute shares of another investment company for corresponding shares of the Fund or a Portfolio, as described in Section 9(e) and to which the notice provision of Section 9.2 shall apply). In such an event, the Company agrees to distribute proxy statements and any additional solicitation materials upon the request of the Fund or the Distributor to the owners of the Variable Contracts issued by the Company at least 30 days prior to the meeting. The Company further agrees that it shall take no action, directly or indirectly, in furtherance of shareholders of the Fund or Contract Owners taking any action with respect to the Fund by written consent and without a meeting.

3.11. Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction (including, without limitation, the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

ARTICLE IV.    Potential Conflicts

4.1. The Fund's Board of Trustees shall monitor the Fund for the existence of any material irreconcilable conflict (1) between the interests of owners of variable annuity contracts and variable life insurance policies, and
      (2) between the interests of owners of Variable Contracts ("Variable Contract Owners") issued by different Participating Insurance Companies that invest in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Fund or any Portfolio are being managed; or (e) a decision by a Participating Insurance Company to disregard the voting instructions of Variable Contract Owners.

4.2. The Company agrees that it shall be responsible for reporting any potential or existing conflicts to the Fund's Board of Trustees. The Company will be responsible for assisting the Board of Trustees of the Fund in carrying out its responsibilities under this agreement, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Variable Contract Owner voting instructions are disregarded. The Company shall carry out its responsibility under this Section 4.2 with a view only to the interests of the Variable Contract Owners.

4.3 The Company agrees that in the event that it is determined by a majority of the Board of Trustees of the Fund or a majority of the Fund's disinterested Trustees that a material irreconcilable conflict exists, the Company shall, to the extent reasonably practicable (as determined by a majority of the disinterested Trustees of the Board of the Fund), take whatever steps are necessary to eliminate the irreconcilable material conflict, including: (1) withdrawing the assets allocable to some or all of the Separate Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, which may include another portfolio of the Fund, or submitting the question of whether such segregation should be implemented to a vote of all affected Variable Contract Owners and, as appropriate, segregating the assets of any appropriate group (i.e., contract Owners of Variable Contracts issued by one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract Owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of the Company's decision to disregard Variable Contract Owners' voting instructions and that decision represents a minority position or would preclude a majority vote, the Company shall be required, at the Fund's election, to withdraw the Separate Accounts' investment in the Fund, and no charge or penalty will be imposed as a result of such withdrawal. The Fund shall neither be required to bear the costs of remedial actions taken to remedy a material irreconcilable conflict nor shall it be requested to pay a higher investment advisory fee for the sole purpose of covering such costs. In addition, no Variable Contract Owner shall be required directly to indirectly to bear the direct or indirect costs of remedial actions taken to remedy a material irreconcilable conflict. A new funding medium for any Variable Contract need not be established pursuant to this Section 4.3, if an offer to do so has been declined by vote of a majority of Variable Contract Owners materially adversely affected by the irreconcilable material conflict. All reports received by the Fund's Board of Trustees of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies and the Fund's investment adviser of a conflict, and determining whether any proposed action adequately remedies a conflict,, shall be properly recorded life insurance policies, and (2) between the interests of owners of Variable Contracts ("Variable Contract Owners") issued by different Participating Insurance Companies that invest in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Fund or any Portfolio are being managed; or (e) a decision by a Participating Insurance Company to disregard the voting instructions of Variable Contract Owners.

4.4 The Board of Trustees of the Fund shall promptly notify the Company in writing of its determination of the existence of an irreconcilable material conflict and its implications.

ARTICLE V.     Prospectuses and Proxy Statements; Voting

5.1 The Company shall distribute such prospectuses, proxy statements and periodic reports of the Fund to the owners of Variable Contracts issued by the Company as required to be distributed to such Variable Contract Owners under applicable federal or state law.

5.2 The Distributor shall provide the Company with as many copies of the current prospectus of the Fund as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the Fund's prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for the Company to print together in one document the current prospectus for the Variable Contracts issued by the Company and the current prospectus for the Fund. The Fund shall bear the expense of printing copies of its current prospectus that will be distributed to existing Variable Contract Owners, and the Company shall bear the expense of printing copies of the Fund's prospectus that are used in connection with offering the Variable Contracts issued by the Company.

5.3 The Fund and the Distributor shall provide (1) at the Fund's expense, one copy of the Fund's current Statement of Additional Information ("SAI") to the Company and to any owner of a Variable Contract issued by the Company who requests such SAI, (2) at the Company's expense, such additional copies of the Fund's current SAI as the Company shall reasonably request and that the Company shall require in accordance with applicable law in connection with offering the Variable Contracts issued by the Company.

5.4 The Fund, at its expense, shall provide the Company with copies of its proxy material, periodic reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require for purposes of distributing to owners of Variable Contracts issued by the Company. The Fund, at the Company's expense, shall provide the Company with copies of its periodic reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably request for use in connection with offering the Variable Contracts issued by the Company. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the Fund's proxy materials, periodic reports to shareholders and other communications to shareholders, as set in type or in camera-ready copy) and other assistance as reasonably necessary in order for the Company to print such shareholder communications for distribution to owners of Variable Contracts issued by the Company.

5.5 For so long as the SEC interprets the 1940 Act to require pass-through voting by Participating Insurance Companies whose Separate Accounts are registered as investment companies under the 1940 Act, the Company shall vote shares of each Portfolio of the Fund held in a Separate Account or a subaccount thereof, whether or not registered under the 1940 Act, at regular and special meetings of the Fund in accordance with instructions timely received by the Company (or its designated agent) from owners of Variable Contracts funded by such Separate Account or subaccount thereof having a voting interest in the Portfolio. The Company shall vote shares of a Portfolio of the Fund held in a Separate Account or a subaccount thereof that are attributable to the Variable Contracts as to which no timely instructions are received, as well as shares held in such Separate Account or subaccount thereof that are not attributable to the Variable Contracts and owned beneficially by the Company (resulting from charges against the Variable Contracts or otherwise), in the same proportion as the votes cast by owners of the Variable Contracts funded by that Separate Account or subaccount thereof having a voting interest in the Portfolio from whom instructions have been timely received. The Company shall vote shares of each Portfolio of the Fund held in its general account, if any, in the same proportion as the votes cast with respect to shares of the Portfolio held in all Separate Accounts of the Company or subaccounts thereof, in the aggregate.

5.6 The Fund shall disclose in its prospectus that (1) shares of the Portfolios of the Fund are offered to affiliated or unaffiliated insurance company separate accounts which fund both annuity and life insurance contracts, (2) due to differences in tax treatment or other considerations, the interests of various Variable Contract Owners participating in the Fund or a Portfolio might at some time be in conflict, and (3) the Board of Trustees of the Fund will monitor for any material conflicts and determine what action, if any, should be taken.

      The Fund hereby notifies the Company that prospectus disclosure may be appropriate regarding potential risks of offering shares of the Fund to separate accounts funding both variable annuity contracts and variable life insurance policies and to separate accounts funding Variable Contracts of unaffiliated life insurance companies.

ARTICLE VI.    Sales Material and Information

6.1 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund (or any Portfolio thereof) or its investment adviser or the Distributor is named, and no such sales literature or other promotional material shall be used without the approval of the Fund and the Distributor or the designee of either.

6.2 The Company agrees that neither it nor any of its affiliates or agents shall give any information or make any representations or statements on behalf of the Fund or concerning the Fund other than the information or representations contained in the Registration Statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee and by the Distributor or its designee, except with the permission of the Fund or its designee and the Distributor or its designee.

6.3 The Fund or the Distributor or the designee of either shall furnish to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its Separate accounts are named, and no such material shall be used without the approval of the Company or its designee.

6.4 The Fund and the Distributor agree that each and the affiliates and agents of each shall not give any information or make any representations on behalf of the Company or concerning the Company, the Separate Accounts, or the Variable Contracts issued by the Company, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Separate Accounts or prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

6.5 The Fund will provide to the Company at least one complete copy of all prospectuses, Statements of Additional Information, reports, proxy statements and other voting solicitation materials, and all amendments and supplements to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC or other regulatory authorities.

6.6 The Company will provide to the Fund at least one complete copy of all prospectuses (which shall include an offering memorandum if the Variable Contracts issued by the Company or interests therein are not registered under the 1933 Act), Statements of Additional Information, reports, solicitations for voting instructions, and all amendments or supplements to any of the above, that relate to the Variable Contracts issued by the Company or the Separate Accounts promptly after the filing of such document with the SEC or other regulatory authority.

6.7 For purposes of this Article VI, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, computerized media, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.

ARTICLE VII.   Indemnification

7.1  Indemnification By The Company

     7.1(a). The Company agrees to indemnify and hold harmless the Fund, each of its Trustees and officers, any affiliated person of the Fund within the meaning of Section 2(a)(3) of the 1940 Act, and the Distributor (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation expenses (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts issued by the Company and:

             (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus (which shall include an offering memorandum) for the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Variable Contracts issued by the Company or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of such Variable Contracts or Fund shares; or

          (ii) arise out of or as a result of any statement or representation (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or any of its affiliates, employees or agents with respect to the sale or distribution of the Variable Contracts issued by the Company or the Fund shares; or

          (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company;

          except to the extent provided in Sections 7.1(b) and 7.1(c) hereof.

  7.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of obligations or duties under this Agreement or to the Fund.

  7.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

  7.1(d). The Indemnified Parties shall promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Variable Contracts issued by the Company or the operation of the Fund.

7.2  Indemnification By The Distributor

     7.2(a). The Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who is an affiliated person of the Company within the meaning of
             Section 2(a)(3) of the 1940 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts issued by the Company and:

             (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing),or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or the Fund or the designee of either by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts issued by the Company or Fund shares; or

             (ii) arise out of or as a result of any statement or representation (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by the Distributor or any employees or agents thereof) or wrongful conduct of the Fund or Distributor, or the affiliates, employees, or agents of the Fund or the Distributor with respect to the sale or distribution of the Variable Contracts issued by the Company or Fund shares; or

             (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts issued by the Company, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund;

             except to the extent provided in Sections 7.2(b) and 7.2(c) hereof.

     7.2(b). The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of obligations and duties under this Agreement or to the Company or the Separate Accounts.

     7.2(c). The Distributor shall not be liable under this indemnification provision with respect to any claim made against the Indemnified Party unless such Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Indemnification Provision. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     7.2(d). The Company shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Contracts issued by the Company or the operation of the Separate Accounts.

ARTICLE VIII.  Applicable Law

8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Arizona.

8.2 This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX.    Termination

9.1. This Agreement shall terminate:

     (a) at the option of any party upon 180 days advance written notice to the other parties; or

     (b) at the option of the Company if shares of the Portfolios are not reasonably available to meet the requirements of the Variable Contracts issued by the Company, as determined by the Company, and upon prompt notice by the Company to the other parties; or

     (c) at the option of the Fund or the Distributor upon institution of formal proceedings against the Company or its agent by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Variable Contracts issued by the Company, the operation of the Separate Accounts, or the purchase of the Fund shares; or

     (d) at the option of the Company upon institution of formal proceedings against the Fund or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; or

     (e) upon requisite vote of the Variable Contract Owners having an interest in the Separate Accounts (or any subaccounts thereof) to substitute the shares of another investment company for the corresponding shares of the Fund or a Portfolio in accordance with the terms of the Variable Contracts for which those shares had been selected to serve as the underlying investment media; or

     (f) in the event any of the shares of a Portfolio are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Variable Contracts issued or to be issued by the Company; or

     (g) by any party to the Agreement upon a determination by a majority of the Trustees of the Fund, or a majority of its disinterested Trustees, that an irreconcilable conflict exists; or

     (h) at the option of the Company if the Fund or a Portfolio fails to meet the diversification requirements specified in Section 3.3 hereof.

9.2 Each party to this Agreement shall promptly notify the other parties to the Agreement of the institution against such party of any such formal proceedings as described in Sections 9.1(c) and (d) hereof. The Company shall give 60 day's prior written notice to the Fund of the date of any proposed vote of Variable Contract Owners to replace the Fund's shares as described in Section 9.1(e) hereof.

9.3 Except as necessary to implement Variable Contract Owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem Fund shares attributable to the Variable Contracts issued by the Company (as opposed to Fund shares attributable to the Company's assets held in the Separate Accounts), and the Company shall not prevent Variable Contract Owners from allocating payments to a Portfolio, until 60 days after the Company shall have notified the Fund or Distributor of its intention to do so.

9.4 If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

ARTICLE X.    Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

     Pacific Select Fund
     Attn: SEC Regulatory Compliance Department
     700 Newport Center Drive
     P.O. Box 7500
     Newport Beach, CA 92260

If to the Distributor:

     Pacific Mutual Distributors, Inc.
     Attn: Compliance Officer
     700 Newport Center Drive, NB-3
     Newport Beach, CA 92660

If to the Company:

     PM Group Life Insurance Company [Pacific Life & Annuity Company] c/o Pacific Life Insurance Company
     700 Newport Center Drive
     P.O. Box 7500
     Newport Beach, CA 92260

ARTICLE XI.   Miscellaneous

11.1 The Fund and the Company agree that if and to the extent Rule 6e-3(T) under the 1940 Act is amended or if Rule 6e-3 is adopted in final form, to the extent applicable, the Fund and the Company shall each take such steps as may be necessary to comply with the Rule as amended or adopted in final form.

11.2 A copy of the Fund's Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that the Agreement has been executed on behalf of the Fund by a Trustee of the Fund in his or her capacity as Trustee and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.

11.3 Nothing in this Agreement shall impede the Fund's Trustees or shareholders of the shares of the Fund's Portfolios from exercising any of the rights provided to such Trustees or shareholders in the Fund's Agreement and Declaration of Trust, as amended, a copy of which will be provided to the Company upon request.

11.4 It is understood that the name "Pacific", "Pacific Mutual", "Pacific Life", or "Pacific Select" or any derivative thereof or logo associated with that name is the valuable property of the Distributor and its affiliates, and that the Company has the right to use such name (or derivative or logo) only so long as this Agreement is in effect. Upon termination of this Agreement the Company shall forthwith cease to use such name (or derivative or logo).

11.5 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.6 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.7 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

11.8 This Agreement may not be assigned by any party to the Agreement except with the written consent of the other parties to the Agreement. Notwithstanding the forgoing, the Company may assign some or all of its duties under this Agreement to Pacific Life Insurance Company upon such terms and conditions as are deemed appropriate between the Company and Pacific Life Insurance Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PACIFIC SELECT FUND


Attest:                                   By:
----------------------------------           ---------------------------------
Name:                                        Name:   Thomas C. Sutton
Title:                                               President



PACIFIC MUTUAL DISTRIBUTORS, INC.



Attest:                                   By:
----------------------------------           ---------------------------------
Name:                                        Name:
Title:                                               President


PM GROUP LIFE INSURANCE COMPANY [PACIFIC LIFE & ANNUITY COMPANY]


Attest:                                   By:
----------------------------------           ---------------------------------
Name:                                        Name:
Title:                                               President

                                   EXHIBIT A

                     PACIFIC SELECT EXEC SEPARATE ACCOUNT
                              SEPARATE ACCOUNT A

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to be executed by their Officers designated below on this ____ day of ____________, 1998.

PACIFIC SELECT FUND



Attest:                                   By:
----------------------------------           ---------------------------------
Name:                                        Name:   Thomas C. Sutton
Title:                                               President


PACIFIC MUTUAL DISTRIBUTORS, INC.



Attest:                                   By:
----------------------------------           ---------------------------------
Name:                                        Name:
Title:                                               President


PM GROUP LIFE INSURANCE COMPANY [PACIFIC LIFE & ANNUITY COMPANY]



Attest:                                   By:
----------------------------------           ---------------------------------
Name:                                        Name:
Title:                                               President

                                   EXHIBIT B

                            MONEY MARKET PORTFOLIO
                            MANAGED BOND PORTFOLIO
                        GOVERNMENT SECURITIES PORTFOLIO
                           HIGH YIELD BOND PORTFOLIO
                              GROWTH LT PORTFOLIO
                            EQUITY INCOME PORTFOLIO
                           MULTI-STRATEGY PORTFOLIO
                           LARGE-CAP VALUE PORTFOLIO
                            MID-CAP VALUE PORTFOLIO
                               EQUITY PORTFOLIO
                           BOND AND INCOME PORTFOLIO
                            EQUITY INDEX PORTFOLIO
                           SMALL-CAP INDEX PORTFOLIO
                                REIT PORTFOLIO
                            INTERNATIONAL PORTFOLIO
                          EMERGING MARKETS PORTFOLIO
                          AGGRESSIVE EQUITY PORTFOLIO